SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2015
Body Central Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34906	14-1972231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6225 Powers Avenue Jacksonville, FL		32217
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number including area code: (904)- 737-0811
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On January 9, 2015, all of the members of the Board of Directors and stockholders representing in excess of a majority of the outstanding voting stock of Body Central Corp. (the “Company”) approved the entry into an Assignment for the Benefit of Creditors with Mark Healy of Michael Moecker & Associates, as assignee, with an address of 841 Prudential Drive, 12th Floor, Jacksonville, FL, 32207, and a phone number of (954) 252-8469.

The assignee will take possession of, and protect and preserve, all of the assets of the Company and administer the estate in accordance with the provisions of Chapter 727, Florida Statutes, and will liquidate the assets of the Company.
The assignee will then pay and discharge, to the extent that funds are available in the estate after payment of administrative expenses, costs and disbursements, the debts and liabilities of the Company on a pro rata basis and in accordance with their priority under section 727.114, Florida Statutes.
In connection with the assignment, the Company expects all of its directors and executive officers to resign immediately.
Stockholders are not expected to have any recovery in the liquidation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.
(registrant)

January 9, 2015	By: /s/ Timothy J. Benson
Timothy J. Benson
Senior Vice President, Finance and Secretary